As filed with the Securities and Exchange Commission on April 26, 1999
                                              Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               -------------------

                          CREDENCE SYSTEMS CORPORATION
               (Exact name of issuer as specified in its charter)

          DELAWARE                                        94-287-8499
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                  215 Fourier Avenue, Fremont, California    94539
               (Address of principal executive offices)    (Zip Code)

                               -------------------
                          CREDENCE SYSTEMS CORPORATION
                             1993 Stock Option Plan
                        1994 Employee Stock Purchase Plan
                            (Full title of the plans)

                               -------------------
                             William G. Howard, Jr.
                              Chairman of the Board
                          Credence Systems Corporation
                  215 Fourier Avenue, Fremont, California 94539
                     (Name and address of agent for service)
                                 (510) 657-7400
          (Telephone number, including area code, of agent for service)

                               -------------------
                         CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered       Amount to be       Offering Price        Aggregate           Amount of
                                           Registered(1)       per Share(2)     Offering Price(2)    Registration Fee
======================================  ===================  =================  ==================  ===================

1993 Stock Option Plan                    1,407,818 shares        $28.60            $40,263,595.          $11,194.
----------------------                                            ------            ------------          --------
Common Stock, $0.001 par value

1994 Employee Stock Purchase Plan           300,000 shares        $28.60            $ 8,580,000.          $ 2,386.
---------------------------------                                 ------            ------------          --------
Common Stock, $0.001 par value
                                                                       Aggregate Registration Fee         $13,580.
======================================  ===================  =====================================  ===================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Credence Systems Corporation 1993 Stock Option Plan and the 1994 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on April 22, 1999 as reported by the Nasdaq National Market.

                                     PART II
               Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

                  Credence Systems Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal yea r ended October 31, 1998 filed with the SEC on January 29, 1999;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1999 filed with the SEC on March 17, 1999; and

     (c) The Registrant's Registration Statement No. 0-22366 on Form 8-A filed with the SEC on September 10, 1993, as amended on October 21, 1993, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Capital Stock
         ----------------------------

                  Inapplicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

                  Inapplicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

                  The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

                  The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross


                                      II-5


negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent to offset any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

                  The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

                  Inapplicable.

Item 8.  Exhibits
         --------

 Exhibit Number       Exhibit
 --------------       -------

       4.0            Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
                      Statement No. 0-22366 on Form 8-A, and the exhibits thereto, and Amendment No. 1 thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
       5.0            Opinion of Brobeck, Phleger & Harrison LLP.
      23.1            Consent of Ernst & Young LLP, Independent Auditors.
      23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
      24.0            Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
      99.1            Credence Systems Corporation 1993 Stock Option Plan (as amended and restated through
                      March 24, 1999).
      99.2*           Form of Notice of Grant.
      99.3*           Form of Stock Option Agreement.
      99.4*           Addendum to Stock Option Agreement (Special Tax Elections).
      99.5*           Addendum to Stock Option Agreement (Limited Stock Appreciation Rights).
      99.6*           Addendum to Stock Option Agreement (Change in Control).
      99.7*           Addendum to Stock Option Agreement (Financial Assistance).
      99.8**          Form of Notice of Grant of Stock Option (Non-Employee Director).
      99.9**          Form of Stock Option Agreement (Non-Employee Director).
      99.10           Credence Systems Corporation 1994 Employee Stock Purchase Plan (as amended and restated
                      through March 24, 1999).
      99.11***        Form of Stock Purchase Agreement.
      99.12***        Form of Enrollment/Change Form.

    * Exhibits 99.2 through 99.7 are incorporated herein by reference to Exhibits 99.2 through 99.7, respectively, of Registrant's Registration Statement No. 33-71856 on Form S-8 which was filed with the SEC on November 17, 1993.

    ** Exhibits 99.8 and 99.9 are  incorporated  herein by reference to Exhibits
99.8 and 99.9, respectively, of Registrant's Registration Statement No. 33-3806 on Form S-8 which was filed with the SEC on April 22, 1996.

    *** Exhibits 99.11 and 99.12 are incorporated herein by reference to Exhibits 99.2 and 99.3, respectively, of Registrant's Registration Statement No. 33-76542 which was filed with the SEC on March 17, 1994.

Item 9.  Undertakings.
         -------------

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1993 Stock Option Plan or the 1994 Employee Stock Purchase Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                   ursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 26th day of April, 1999.

                                 CREDENCE SYSTEMS CORPORATION


                                 By  /s/  DENNIS P. WOLF
                                   ---------------------------------------------
                                          Dennis P. Wolf
                                   Executive Vice President,
                                   Chief Financial Officer and  Secretary

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of CREDENCE SYSTEMS CORPORATION, a Delaware corporation, do hereby constitute and appoint Dennis P. Wolf and David A. Ranhoff, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                           TITLE                                            DATE
----------                           -----                                            -----

/s/  DENNIS P. WOLF                  Executive Vice President, Chief Financial        April 23, 1999
------------------------------       Officer and Secretary
Dennis P. Wolf                       Principal Financial and Accounting Officer)



/s/  DAVID A. RANHOFF                Executive Vice President                         April 23, 1999
------------------------------
David A. Ranhoff


/s/  WILLIAM G. HOWARD, JR.          Chairman of the Board                            April 23, 1999
------------------------------
William G. Howard, Jr.


/s/  JOS. C. HENKENS                 Director                                         April 23, 1999
------------------------------
Jos C. Henkens


/s/  BERNARD V. VONDERSCHMITT        Director                                         April 23, 1999
------------------------------
Bernard V. Vonderschmitt


/s/  HENK J. EVENHUIS                Director                                         April 23, 1999
------------------------------
Henk J. Evenhuis

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                          CREDENCE SYSTEMS CORPORATION

                                  EXHIBIT INDEX



   Exhibit
   Number             Exhibit

     4.0              Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
                      Statement No. 0-22366 on Form 8-A, and the exhibits thereto, and Amendment No. 1 thereto, which are incorporated  herein by reference pursuant to Item 3(c) of this Registration Statement.
     5.0              Opinion of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of Ernst & Young LLP, Independent Auditors.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.0              Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1              Credence  Systems  Corporation  1993 Stock Option Plan (as amended and restated through
                      March 24, 1999).
    99.2*             Form of Notice of Grant.
    99.3*             Form of Stock Option Agreement.
    99.4*             Addendum to Stock Option Agreement (Special Tax Elections).
    99.5*             Addendum to Stock Option Agreement (Limited Stock Appreciation Rights).
    99.6*             Addendum to Stock Option Agreement (Change in Control).
    99.7*             Addendum to Stock Option Agreement (Financial Assistance).
    99.8**            Form of Notice of Grant of Stock Option (Non-Employee Director).
    99.9**            Form of Stock Option Agreement (Non-Employee Director).
    99.10             Credence Systems Corporation 1994 Employee Stock Purchase Plan (as amended and restated
                      through March 24, 1999).
    99.11***          Form of Stock Purchase Agreement.
    99.12***          Form of Enrollment/Change Form.


    * Exhibits 99.2 through 99.7 are incorporated herein by reference to Exhibits 99.2 through 99.7, respectively, of Registrant's Registration Statement No. 33-71856 on Form S-8 which was filed with the SEC on November 17, 1993.

    ** Exhibits 99.8 and 99.9 are  incorporated  herein by reference to Exhibits
99.8 and 99.9, respectively, of Registrant's Registration Statement No. 33-3806 on Form S-8 which was filed with the SEC on April 22, 1996.

    *** Exhibits 99.11 and 99.12 are incorporated herein by reference to Exhibits 99.2 and 99.3, respectively, of Registrant's Registration Statement No. 33-76542 which was filed with the SEC on March 17, 1994.

                                                                       EXHIBIT 5
                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                            April 23, 1999

Credence Systems Corporation
215 Fourier Avenue
Fremont, CA  94539

          Re: Credence Systems Corporation Registration Statement on Form S-8 for an aggregate of 1,707,818 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to Credence Systems Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an (i) additional 1,407,818 shares of the Company's common stock ("Common Stock") authorized for issuance under the Company's 1993 Stock Option Plan (the "Option Plan") and (ii) an additional 300,000 shares of Common Stock of the Company under the Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan").

                  This opinion is being furnishe d in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Option Plan and the Purchase Plan. Based on such review, we are of the opinion that if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Option Plan and stock purchase agreements under the Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan and the Purchase Plan or the shares of Common Stock issuable under such plans.

                                Very truly yours,



                                BROBECK, PHLEGER & HARRISON LLP

                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option Plan and the 1994 Employee Stock Purchase Plan of Credence Systems Corporation, of our report dated April 23, 1999 with respect to the consolidated financial statements and schedule of Credence Systems Corporation included in its Annual Report on Form 10-K for the year ended October 31, 1998 filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP


San Jose, California
April 23, 1999